As filed with the Securities and Exchange Commission on October 26, 2006
                           Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              GATEHOUSE MEDIA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       36-4197635
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification Number)
                           350 Willowbrook Office Park
                            Fairport, New York 14450
                    (Address of principal executive offices)

                    ----------------------------------------
               GateHouse Media, Inc. Omnibus Stock Incentive Plan
                            (Full title of the plan)
                    ----------------------------------------

                               Polly G. Sack, Esq.
                                 General Counsel
                              GateHouse Media, Inc.
                           350 Willowbrook Office Park
                            Fairport, New York 14450
                                 (585) 598-0030
 (Name, address and telephone number, including area code, of agent for service)
                    ----------------------------------------

                                    Copies to
                              William N. Dye, Esq.
                           Rosalind Fahey Kruse, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                    ----------------------------------------

                                            CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                         share (2)               price (2)
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par
value per share
                                2,000,000                 $21.22                $42,440,000.00            $4,541.08
========================= ======================= ======================== ====================== =====================

     (1) This Registration Statement covers 2,000,000 shares of the common stock of GateHouse Media, Inc., $0.01 par value per share (the "Common Stock"), issuable pursuant to the GateHouse Media, Inc. Omnibus Stock Incentive Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by GateHouse Media, Inc., a Delaware corporation (the "Company"), are incorporated by reference into this Registration Statement:

     (a) the Company's Prospectus filed on July 21, 2006 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, Registration No. 333-135944, as amended by Amendments Nos. 1, 2, 3 and 4, filed on September 1, 2006, September 26, 2006, October 11, 2006 and October 20, 2006, respectively; and

     (b) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on October 17, 2006 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or to limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends of unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     The Company's certificate of incorporation and by-laws generally eliminate the personal liability of its directors for breaches of fiduciary duty as a director and indemnify directors and officers to the fullest extent permitted by the DGCL.

     The Company intends to enter into indemnity agreements with each of its directors and executive officers, which will provide for mandatory indemnification of an executive officer or director made party to a "proceeding" by reason of the fact that the indemnitee is or was an executive officer or director of the Company, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, the indemnitee had no reasonable cause to believe that the indemnitee's conduct was unlawful. These agreements will also obligate the Company to advance expenses to an indemnitee provided that the indemnitee will repay advanced expenses in the event the indemnitee is not entitled to indemnification. Indemnitees are also entitled to partial indemnification and indemnification for expenses incurred as a result of acting at the Company's request as a director, officer or agent of an employee benefit plan or other partnership, corporation, joint venture, trust or other enterprise owned or controlled by the Company.

     The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8.  EXHIBITS

Exhibit No.
----------

     5 Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plan.

     23.1 Consent of KPMG LLP with respect to the consolidated financial statements of the Company.

     23.2 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of CP Media.

     23.3 Consent of Grant Thornton LLP with respect to the consolidated financial statements of Enterprise NewsMedia, LLC.

     23.4 Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Enterprise NewsMedia, Inc. and Enterprise NewsMedia, LLC.

     23.5      Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24 Power of Attorney (reference is made to the signature page hereto).

Item 9.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on the 25th day of October, 2006.

                                             GateHouse Media, Inc.


                                             By: /s/ Michael E. Reed
                                                 -------------------------------
                                                 Michael E. Reed
                                                 Chief Executive Officer

     Each of the undersigned officers and directors of GateHouse Media, Inc. hereby severally constitutes and appoints Wesley R. Edens, Michael E. Reed and Mark R. Thompson, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                        Title                        Date
       ---------                        -----                        ----


/s/ Wesley R. Edens         Chairman of the Board               October 25, 2006
-----------------------
Wesley R. Edens


/s/ Michael E. Reed         Chief Executive Officer and         October 25, 2006
-----------------------     Director (principal executive
Michael E. Reed             officer)


/s/ Mark R. Thompson        Chief Financial Officer             October 25, 2006
-----------------------     (principal financial officer)
Mark R. Thompson


/s/ Linda A. Hill           Corporate Controller                October 25, 2006
-----------------------     (principal accounting officer)
Linda A. Hill


                            Director                            October __, 2006
-----------------------
Martin Bandier


/s/ Richard L. Friedman     Director                            October 23, 2006
-----------------------
Richard L. Friedman


/s/ Burl Osborne            Director                            October 25, 2006
-----------------------
Burl Osborne


                            Director                            October __, 2006
-----------------------
Howard Rubin

/s/ Kevin M. Sheehan        Director                            October 25, 2006
-----------------------
Kevin M. Sheehan

                                INDEX TO EXHIBITS



Exhibit No.    Description of Exhibit
----------     ----------------------

     5         Opinion of Willkie Farr & Gallagher LLP.

     23.1 Consent of KPMG LLP with respect to the consolidated financial statements of the Company.

     23.2 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of CP Media.

     23.3 Consent of Grant Thornton LLP with respect to the consolidated financial statements of Enterprise NewsMedia, LLC.

     23.4 Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Enterprise NewsMedia, Inc. and Enterprise NewsMedia, LLC.

     23.5      Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5).

     24 Power of Attorney (reference is made to the signature page hereto).